UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 4, 2011

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

287 East 950 South
Orem, Utah 84058
 (Address of Principal Executive Offices)    (Zip Code)

Registrant’s Telephone Number, including area code: (801) 889-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

On November 4, 2011, Global Investor Services, Inc. (the “Company”) granted an equity bonus of 55,000,000 shares of common stock of the Company to Dr. Joseph J. Louro (“Dr. Louro”), CEO of the Company, pursuant to the terms of the Dr. Louro’s Employment Agreement with the Company as a result of the operational and financial improvements achieved by Dr. Louro.

The above transactions were approved by the Board of Directors of the Company.

The issuance of the common stock was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder.   Dr. Louro is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated June 7, 2011, by and between Global Investor Services, Inc. and Dr. Joseph J. Louro. (1)

(1) Incorporated by reference to the Form 8-K Current Report as filed with the Securities and Exchange Commission on June 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

By:	/s/ WILLIAM KOSOFF
Name:	William Kosoff
Title:	Acting Chief Financial Officer and Director

Date:	November 9, 2011 Orem, Utah